UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2012

Sotheby’s

(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1334 York Avenue
New York, NY	10021
(Address of principal executive offices)	(Zip Code)

(212) 606-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2012, James Murdoch informed the Board of Directors of his intention not to stand for re-election at the May 8, 2012 Annual Meeting of Shareholders in order to focus on his core responsibilities at News Corporation, where he serves as Deputy Chief Operating Officer. James Murdoch has been a valued member of the Sotheby’s Board and during his tenure Sotheby’s has benefitted greatly from his broad-based marketing and brand management experience, his guidance regarding the Company’s strategic initiatives in Asia and his insight into digital media, among other things. Sotheby’s will seek to find opportunities to continue to engage with Mr. Murdoch in the areas of his expertise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY’S

By:	/s/ Gilbert L. Klemann, II
Gilbert L. Klemann, II
Executive Vice President,
Worldwide General Counsel and
Secretary

Date:	March 16, 2012